Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

525 UNIVERSITY AVENUE
PALO ALTO, CALIFORNIA 94301
________

TEL: (650) 470-4500
FAX: (650) 470-4570
www.skadden.com

January 5, 2022

8x8, Inc.
675 Creekside Way
Campbell, CA 95008
Re:    8x8, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special counsel to 8x8, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the sale by certain selling securityholders named therein (the “Selling Securityholders”) from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) the Company’s 0.50% Convertible Senior Notes due 2024 in the aggregate

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January 5, 2022

principal amount of $137,500,000 (the “Notes”) issued by the Company to the Selling Securityholders under the Indenture, dated as of February 19, 2019 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), and pursuant to the several Subscription Agreements, each dated December 7, 2021 (the “Subscription Agreements”), between the Company and the Selling Securityholders, and (ii) up to 6,962,024 shares of common stock, par value $0.001 per share, of the Company (the “Conversion Shares” and, together with the Notes, the “Securities”) issuable upon conversion of the Notes.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)Registration Statement;
(b)an executed copy of the Indenture;
(c)the global certificate evidencing the Notes (the “Note Certificate”);
(d)executed copies of the Subscription Agreements;
(e)an executed copy of a certificate of Matthew Zinn, Secretary of the Company, dated as of January 4, 2022 (the “Secretary’s Certificate”);
(f)a copy of the Company’s Restated Certificate of Incorporation, as in effect as of January 23, 2019 and the date hereof, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate;
(g)a copy of the Company’s By-laws, as amended and in effect as of January 23, 2019 and the date hereof, certified pursuant to the Secretary’s Certificate; and
(h)copies of certain resolutions of the Board of Directors of the Company adopted on January 23, 2019 and November 30, 2021, unanimous action by written consent of the Board of Directors of the Company executed on December 4, 2021, and certain resolutions of the Pricing Committee of the Board of Directors of the Company adopted on December 6, 2021, in each case, certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Securityholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Securityholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein

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January 5, 2022

that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Securityholders and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties contained in the Subscription Agreements.
We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws, of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).
As used herein, (a) “Transaction Documents” means the Subscription Agreements, the Indenture and the Note Certificate, and (b) “Organizational Documents” means those documents listed in paragraphs (f) and (g) above.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.The Note Certificate constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.
2.The Conversion Shares, when issued upon conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable and free and clear of any preemptive or similar rights arising under the DGCL or the Company’s Organizational Documents. The resolutions of the Board of Directors of the Company and the resolutions of the Pricing Committee of the Board of Directors of the Company approving the issuance of the Securities state that they have reserved the Conversion Shares for issuance.
The opinions stated herein are subject to the following qualifications:
(a)we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
(b)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(c)except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;
(d)we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state

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securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;
(e)we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;
(f)to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality; and
(g)in connection with rendering the opinion set forth in paragraph 2, we draw your attention to Section 630 of the New York Business Corporation Law (the “NYBCL”).  Section 630 may impose  liability for unpaid debts, wages or salaries owing to employees for services performed by them on the ten largest shareholders of (i)  corporations organized under the laws of the State of New York or (ii) corporations organized under the laws of other jurisdictions when the unpaid services were performed in the State of New York.  NYBCL § 630 does not apply to a corporation that has shares listed on a national securities exchange or regularly quoted in an over-the-counter market.  We have assumed that § 630 of the NYBCL does not presently apply to the Company and that such section will continue to be inapplicable to the Company.
In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:
(a)the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;
(b)the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;
(c)each of the Transaction Documents has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;
(d)the Indenture has been duly qualified under the Trust Indenture Act of 1939;
(e)neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities: (i) conflicts or will conflict with the Organizational Documents, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except

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that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or in the exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021), (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law);
(f)neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and
(g)the issuance of the Conversion Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed on Part II of the Registration Statement or in the exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021).
We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of and is included in the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement being filed on the date hereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Skadden, Arps, Slate,
Meagher & Flom LLP
TJI